UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 21, 2005

                                IPIX CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                000-26363               52-2213841
            --------                ---------               ----------
        (State or other            (Commission             (IRS Employer
 jurisdiction of incorporation)    File Number)        Identification Number)

 12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA             20910
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  Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (703) 674-4100
                                                           --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

     On June 21, 2005, the registrant, IPIX Corporation, a Delaware corporation ("IPIX" or the "Company"), completed a private placement, which generated total gross proceeds of $10 million. The proceeds will be used to grow the Company's sales and marketing efforts.

     As part of the private placement, IPIX entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated June 21, 2005, with Iroquois Master Fund Ltd and certain other purchasers (collectively, the "Purchasers"). Pursuant to the Purchase Agreement, IPIX sold $10,000,000 of its $0.001 par value common stock (the "Common Stock"), additional investment rights (the "AIR") and warrants (the "Warrants"). With each share of common stock purchased at $2.41, each Purchaser is entitled under the Purchase Agreement to receive an AIR to purchase 0.06 of a share of common stock and a Warrant to purchase 0.44 of a share of common stock. The exercise price for each AIR is $2.41 per share, and the exercise price of each warrant is $3.11 per share. AIRs are exercisable immediately, and Warrants may not be exercised until six months after issuance. Warrants expire four years after date of issuance.

     In connection with the sale, IPIX paid Olympus Securities, LLC (the "Olympus") a placement fee of $226,250. In addition, promptly after the exercise of any AIR by a Purchaser introduced by Olympus (the "Olympus Purchaser"), IPIX will pay Olympus a fee in cash equal to 5% of the aggregate exercise price paid by such Olympus Purchaser upon such exercise. IPIX also issued to Olympus warrants to purchase 207,469 shares of common stock at an exercise price of $3.11 per share. Olympus will receive additional warrants to purchase an amount of shares at an exercise price of $3.11 equal to 5% of the total number of shares issued upon the exercise of any AIR.

     The Common Stock, AIRs and Warrants described herein were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Purchasers is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

     The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the Securities Purchase Agreement, form of additional investment right and form of warrant, which are included as Exhibits 10.1, 4.1, and 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference in this Current Report.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.


 Exhibit No.      Description
 -----------      -----------

 4.1 Form of Additional Investment Right dated as of June 21, 2005 by and between the Registrant and the Purchasers
 4.2 Form of Warrant dated as of June 21, 2005 by and between the Registrant and the Purchasers
 10.1 Securities Purchase Agreement dated as of June 21, 2005 by and between the Registrant and the Purchasers
 99.1             Press Release dated June 22, 2005



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             IPIX CORPORATION



Dated:  June 23, 2005                         /s/ Clara M. Conti
                                             ---------------------------
                                             Clara M. Conti
                                             Chief Executive Officer







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